Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of MEDecision, Inc. (the “Company”) for the period ended June 30, 2008, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, David St.Clair, Chief Executive Officer of the Company, and Carl E. Smith, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their respective knowledge:

1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DAVID ST.CLAIR
David St.Clair
Chief Executive Officer
August 14, 2008

By:	/s/ CARL E. SMITH
Carl E. Smith
Chief Financial Officer
August 14, 2008

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to MEDecision, Inc. and will be retained by MEDecision, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.